EXHIBIT 12                                                            EXHIBIT 12




THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Millions of Dollars Except Ratios)
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                                                                  Three Months Ended                 Six Months Ended
                                                                       June 29, 1997                    June 29, 1997
                                                                       -------------                    -------------
EARNINGS:

Earnings from continuing operations before
   income taxes                                                                $45.5                           $71.8
Interest expense                                                                32.1                            65.4
Portion of rent expense representative of an
   interest factor                                                               5.9                            11.8
                                                                               -----                          ------

Adjusted earnings from continuing operations
   before taxes and fixed charges                                              $83.5                          $149.0
                                                                               =====                          ======


FIXED CHARGES:

Interest expense                                                               $32.1                           $65.4
Portion of rent expense representative of an
   interest factor                                                               5.9                            11.8
                                                                               -----                          ------

Total fixed charges                                                            $38.0                           $77.2
                                                                               =====                           =====



RATIO OF EARNINGS TO FIXED CHARGES                                              2.20                            1.93
                                                                                ====                            ====

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